Corindus Vascular Robotics, Inc. 8-K

Exhibit 10.4

Voting Agreement

THIS VOTING AGREEMENT (this “Agreement”) is dated as of March __, 2018 (the “Effective Date”), and is by and among Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company (each an “Existing Stockholder” and, collectively, the “Existing Stockholders”) and the undersigned investors (individually an “Investor” and collectively, the “Investors”).

WHEREAS, the Company and the Investors have entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Investors have agreed to purchase an aggregate of 1,000,000 shares of the Company’s Series A Preferred Stock and related Warrants (collectively, the “Securities”) on the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, Section 4.13 of the Purchase Agreement requires the Company to hold a meeting of stockholders of the Company to solicit stockholder approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market, including Section 713 [Other Transactions] of Part 7 [Shareholders’ Meetings, Approval and Voting Of Proxies] of the NYSE American Listed Company Manual, and for the Company to use its reasonable best efforts to solicit its stockholders’ approval of such resolutions;

NOW, THEREFORE, in order to induce the Investors to enter into the Purchase Agreement and to purchase the Securities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Existing Stockholders and the Investors agree as follows:

1.           Defined Terms. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Voting.

(a)         Each of the Existing Stockholders covenants and agrees that at any meeting of the Company’s stockholders, and in any action by written consent of the Company’s stockholders in lieu of a meeting, such Existing Stockholder will vote or consent, or cause to be voted or consented, as the case may be, all of his or its shares of Common Stock in favor of the Stockholder Resolutions.

(b)         Unless the transferee agrees to be bound by the terms of this Agreement, each of the Existing Stockholders covenants and agrees that it will not directly or indirectly, (i) sell, assign, transfer (including by merger or operation of law), pledge, encumber or otherwise dispose of any of the shares of Common Stock held by it, (ii) deposit any of the shares of Common Stock held by it into a voting trust or enter into a voting agreement or arrangement with respect to its shares of Common Stock or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger or operation of law) or other disposition of any shares of Common Stock, in all such cases, until such time as the Stockholder Resolutions have been approved by the stockholders of the Company or until such requirement for stockholder approval is no longer required by the Principal Market or applicable law. The Company shall not recognize the transfer of any shares of Common Stock in violation of the transfer restrictions set forth in this Section 2(b).

Section 3.  Representations and Warranties of Existing Stockholders. Each of the Existing Stockholders hereby represents and warrants to the Investors and the Company that (i) such Existing Stockholder has the all requisite power and authority to enter into and perform all of its obligations under this Agreement, (ii) this Agreement has been duly and validly executed and delivered by such Existing Stockholder and constitutes a valid and binding obligation of such Existing Stockholder, enforceable against such Existing Stockholder in accordance with its terms, (iii) such Existing Stockholder beneficially owns, directly or indirectly, the number of shares of Common Stock set forth under its name on this signature pages hereto, and (iv) such Existing Stockholder has full power and authority to vote or consent, or cause to be voted or consented, as the case may be, all of his or its shares of Common Stock in favor of the Stockholder Resolutions.

Section 4.   Further Actions. Each Existing Stockholder agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Section 5.  Miscellaneous.

(a)    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b)   Specific Performance. Each party agrees that the other parties would suffer irreparable damage in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the non- offending party(ies) will be entitled to specific performance of the terms hereof, including an injunction or injunctions, without bond or undertaking, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of New York sitting in New York City (or, in the case of a claim as to which the federal courts have exclusive jurisdiction, the Federal Court of the United States of America, sitting in the Southern District of New York), this being in addition to any other remedy to which such party is entitled at law or in equity. Each party further hereby waives (i) any defense in any action for specific performance that a remedy at law would be adequate, and (ii) any requirement under any law to show actual damages or post security as a prerequisite to obtaining equitable relief. In the event that the Investors and/or the Company bring an action against any Existing Stockholder in order to enforce any of the terms or provisions of this Agreement and prevails in such action, then, in addition to any other remedy available to the Investors and/or the Company, such Existing Stockholder shall reimburse such Investors and/or the Company for all costs and expenses incurred by them in connection with such action including, without limitation, the fees and expenses of their attorneys.

(c)   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c)   Governing Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(d)   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)  Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(f)   Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered (a) in person; (b) by reputable overnight courier, upon written confirmation of receipt by the appropriate party; (c) three (3) business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party; (d) by facsimile transmission with confirmation of receipt by the appropriate party; or (e) by email, with confirmation of receipt by the appropriate party. For purposes of this Section 5(f), the addresses of the parties hereto shall be as set forth below their names on the signature pages hereof. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 5(f). If notice is given to the Company, it shall be sent to:

If to the Company:	Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

Telephone No.: (508) 653-3335

E-mail Address: David.Long@corindus.com

Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Telephone No.: (617) 348-1799

E-mail Address: WCHicks@mintz.com

MDMantell@mintz.com

Attention:    William C. Hicks, Esq.

   Marc D. Mantell, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

The Company:

Corindus Vascular Robotics, Inc.

By:
Name: Mark J. Toland
Title: Chief Executive Officer and President

By:
Name: David W. Long
Title: Chief Financial Officer and Senior Vice President

[Signature Page to Voting Agreement]

The Existing Stockholders:

Name:

By:
Name:
Title:

Address for Notice:

Number of Shares of Common Stock Beneficially Owned:

[Signature Page to Voting Agreement]

The Investors:

Name:

By:

Name:

Title:

Address for Notice:

[Signature Page to Voting Agreement]